UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 25, 2005
SMITH & WESSON HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission) File Number)	(IRS Employer Identification No.)

2100 ROOSEVELT AVENUE, SPRINGFIELD, MASSACHUSETTS		01104

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code                (800) 331-0852
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
          As previously announced, on August 9, 2005, the Board of Directors of Smith & Wesson Holding Corporation, a Nevada corporation (the “Company”), adopted a stockholder rights plan (the “Rights Plan”). Under the Rights Plan, the Company will make a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $.001 per share (the “Common Stock”), of the Company. The dividend is payable to stockholders of record at the close of business on August 26, 2005 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.001 per share, of the Company (the “Preferred Stock”) at a price of $36.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of August 25, 2005, as the same may be amended from time to time (the “Rights Agreement”), between the Company and Interwest Transfer Company, Inc., as Rights Agent.
          In general, until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the then outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates together with a copy of a summary describing the Rights (the “Summary of Rights”).
          Except in certain situations specified in the Rights Agreement, any person or group of affiliated or associated persons who becomes the beneficial owner of 15% or more of the Company’s outstanding shares of Common Stock is an “Acquiring Person” under the Rights Agreement. In addition to other limited exceptions, any existing member of the Company’s Board of Directors or other stockholder of the Company owning (as of August 9, 2005) 15% or more of the Company’s outstanding shares of Common Stock is “grandfathered” (and thus not deemed to be an “Acquiring Person”), and is permitted to acquire up to an additional 1% of the outstanding shares of Common Stock before becoming an “Acquiring Person,” as provided (and subject to certain conditions) in the Rights Agreement. In addition, any person who (i) inadvertently crosses the 15% ownership threshold, and (ii) promptly divests itself of Common Stock so that it owns less than 15% of the Company’s outstanding Common Stock, would not be deemed an “Acquiring Person” under the Rights Agreement if the Board of Directors so determines.
          The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights, will also constitute the surrender for transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
          The Rights are not exercisable until the Distribution Date. The Rights will expire on August 25, 2015 (the “Final Expiration Date”), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.
          The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Preferred Stock, (2) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock, or (3) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).
          The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations, or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.
          Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as, and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution, or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $1.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation, or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.
          Because of the nature of the Preferred Stock’s dividend, liquidation, and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.
          In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.

          In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, which will have become void) will thereafter have the right to receive upon exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.
          At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by the Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person, which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences, and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.
          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.
          At any time prior to the time a person or group becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
          For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the rights agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights. Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
          The foregoing description of the Rights is qualified by reference to the Rights Agreement specifying the terms of the Rights, which includes as Exhibit A the form of Certificate of Designation of the Series A Junior Participating Preferred Stock of the Company, as Exhibit B the form of Right Certificate and as Exhibit C the form of Summary of Rights to Purchase Preferred Shares, which are exhibits to this Report and are incorporated herein by reference.

Item 3.03.    Material Modification to Rights of Security Holders.
          The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.03. On August 25, 2005, the Company filed a certificate of designation for the Series A Junior Participating Preferred Stock with the state of Nevada. The terms of such preferred stock are described in Item 1.01 of this Report.
Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          The disclosure provided in Items 1.01 and 3.03 of this Report are hereby incorporated by reference into this Item 5.03 with respect to the amendments to the Company’s articles of incorporation, effective as of August 25, 2005.
Item 9.01.    Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit
Number
3.9	Certificate of Designation of Series A Junior Participating Preferred Stock (1)

4.12	Rights Agreement, dated as of August 25, 2005, between the Registrant and Interwest Transfer Company, Inc., as Rights Agent (1)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A (Commission File No. 000-29015) filed with the SEC on August 25, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: August 26, 2005	By:	/s/ Michael F. Golden
Michael F. Golden
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.9	Certificate of Designation of Series A Junior Participating Preferred Stock(1)

4.12	Rights Agreement, dated as of August 25, 2005, between the Registrant and Interwest Transfer Company, Inc., as Rights Agent (1)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A (Commission File No. 000-29015) filed with the SEC on August 25, 2005.